UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 11, 2006
LEAR CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-11311	13-3386776

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, Michigan	48034

(Address of principal executive offices)	(Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     Amendment to Long-Term Stock Incentive Plan
          On March 13, 2006, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Lear Corporation (“Lear”) adopted, subject to stockholder approval, the Third Amendment (the “Amendment”) to the Lear Corporation Long-Term Stock Incentive Plan (as amended, the “Plan”). On May 11, 2006, at Lear’s 2006 Annual Meeting of Stockholders, Lear’s stockholders approved the Amendment. The following summary of the Amendment is qualified in its entirety by the terms of the Plan, a conformed copy (through and including the Amendment) of which is incorporated by reference herein as Exhibit 10.1.
          The Amendment (i) increases the maximum number of shares of common stock that may be issued under the Plan by 3,000,000, from 11,690,000 plus any shares that are or become available on or after May 3, 2001 under our 1994 and 1996 stock option plans to 14,690,000 plus any shares that are or become available on or after May 3, 2001 under our 1994 and 1996 stock option plans, (ii) removes the sub-limits for restricted stock units and performance units and provides that remaining shares available under the Plan will be reduced by 2.15 for each share awarded pursuant to restricted stock, restricted units, restricted stock units, performance shares, performance units and other awards with value denominated in full shares, (iii) prohibits the Compensation Committee from granting dividend equivalent rights on stock option and stock appreciation right awards, (iv) prohibits shares subject to an award that are withheld to satisfy tax withholding obligations or pay an exercise price from being available for further issuance under the Plan, (v) specifies that each stock-settled stock appreciation right (SAR) will count as one full share against the shares available for future issuance under the Plan regardless of the number of net shares issued upon exercise, (vi) amends the definitions of “Change in Control” and “Disability” solely to comply with Section 409A of the Internal Revenue Code of 1986, as amended, (vii) reiterates the performance goals to be used in granting performance based awards under the Plan, (viii) expands the prohibition on option repricing without stockholder approval to include SARs and clarifies that the prohibition applies to canceling an option or SAR and issuing a substitute option or SAR with a lower exercise price or canceling an underwater option or SAR and issuing a substitute award, and (ix) clarifies that awards generally may not be transferred for value or consideration to third parties without stockholder approval.
Section 8 — Other Events
Item 8.01 Other Events.
          Lear held its 2006 Annual Meeting of Stockholders on May 11, 2006. At the Annual Meeting, stockholders elected all four of the director nominees, ratified the appointment of Ernst & Young LLP as Lear’s independent registered public accounting firm for 2006, approved the Amendment and approved a non-binding stockholder proposal regarding the annual election of directors. Lear’s stockholders did not approve a non-binding stockholder proposal regarding global human rights standards. Lear will set forth the vote totals for these proposals in its next required periodic report to be filed with the Securities and Exchange Commission.

Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits

Exhibit	Description
Number

Exhibit 10.1	Lear Corporation Long-Term Stock Incentive Plan, as amended and restated (conformed copy through Third Amendment, incorporated herein by reference to Appendix B to Lear Corporation’s definitive proxy statement on Schedule 14A filed on March 27, 2006 for the 2006 annual meeting of stockholders).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation
Date: May 15, 2006	By:	/s/ Daniel A. Ninivaggi
		Name:	Daniel A. Ninivaggi
		Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Lear Corporation Long-Term Stock Incentive Plan, as amended and restated (conformed copy through Third Amendment, incorporated herein by reference to Appendix B to Lear Corporation’s definitive proxy statement on Schedule 14A filed on March 27, 2006 for the 2006 annual meeting of stockholders).

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